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Exhibit 10.5

FARM-IN/JOINT VENTURE AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2004

BETWEEN / AMONG:

        ENTERRA ENERGY CORP., a body corporate, having an office at the City of Calgary, in the Province of Alberta (hereinafter referred to as "Enterra")

-and -

        JED OIL INC., a body corporate, having an office at the City of Calgary, in the Province of Alberta (hereinafter referred to as "JED")

        WHEREAS Enterra and JED wish to participate with each other by means of a joint venture for the purpose of acquiring and developing Oil and Gas Properties.

        NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the premises and the mutual covenants of the parties hereinafter set forth, the parties hereto agree as follows:

1.     DEFINITIONS AND SCHEDULES

        In this agreement, unless otherwise defined herein, the definitions set forth in the Operating Procedure are adopted herein and, in addition:

  a)
  "Accounting Procedure" means the 1996 PASC Accounting Procedure attached to and forming part of the Operating Procedure;

  b)
  "Assignment Procedure" means the 1993 CAPL Assignment Procedure;

  c)
  "Business Day" means any day, other than a Saturday, Sunday or statutory holiday, during which Canadian chartered banks are open for business in Calgary, Alberta;

  d)
  "Cash Flow" means gross revenue from oil and gas production less all royalties, field operating costs and any other costs attributable to field operations;

  e)
  "Data" means Enterra's seismic, geophysical and geological data, files, information, records, reports and interpretations in respect of the Joint Venture Area;

  f)
  "Effective Date" means January 1, 2004;

  g)
  "GLJ Report" means Gilbert Lausten Jung Associates Ltd.;

  h)
  "Joint Venture Area" means that part of Alberta outlined in red on the map in Schedule "B" or any other lands, areas and geological formations as may be mutually agreed to;

  i)
  "Lands" means the Lands, Petroleum Substances and geological formations within such lands, or any of them, together with the right to explore for and recover the same insofar as such rights are granted by the Leases;

  j)
  "Leases" means the title documents relating to Lands within the Joint Venture Area and any document of title at any time issued in substitution for or amendment of any of them;

  k)
  "Non-proposing Party" has the meaning given thereto in clause 3(a);

  l)
  "Operating Procedure" means the 1990 CAPL Operating Procedure, attached hereto as Schedule, "A" and which includes the Accounting Procedure;

  m)
  Petroleum Substances" means petroleum, natural gas and related hydrocarbons and all other substances found in association therewith;

  n)
  "Party" means a person, corporation, partnership, or body politic bound by this agreement;

  o)
  "Proposing Party" has the meaning given thereto in clause 3(a);

  p)
  "Prospect" or "Prospects" means an exploration, development or acquisition prospect within the Joint Venture Area which a Proposing Party proposes to the other as a viable exploration, development or acquisition candidate pursuant to this agreement;

  q)
  "Prospect Proposal" has the meaning given thereto in clause 3(a); and

  r)
  "Third Party Operating Procedure" means an agreement between one or more third parties governing the co-ownership of the joint operations on a Prospect in which a party other than the parties hereto has an interest.

        All references to currency herein are references to lawful money of Canada.

SCHEDULES

        SCHEDULE "A"—Operating Procedure and Accounting Procedure

        SCHEDULE "B"—Map of Joint Venture Area

2.     INTERPRETATION

  a)
  The headings of all clauses of this agreement are inserted for convenience of reference only and shall not be used in construing or interpreting any provisions hereof.

  b)
  Whenever the singular or masculine or neuter is used in this agreement, the same shall be construed as meaning the plural or feminine or body politic or corporate and vice versa as the context or reference may require.

  c)
  The terms of this agreement express and constitute the entire agreement between the parties. No implied covenant or liability is created or shall arise by reason of this agreement or anything herein contained.

  d)
  This agreement supersedes and replaces all other agreements, documents, writings, and verbal understandings between the parties relating to the said Lands and the Title Documents.

  e)
  In the event of any conflict or inconsistency between the provisions of the Operating Procedure and this agreement, the provisions of this agreement shall prevail and the Operating Procedure shall be amended accordingly. If any term or condition of this agreement conflicts with a term or condition of the Title Documents, then such term or condition of the Title Documents shall prevail and this agreement shall be amended accordingly.

  f)
  This agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

  g)
  This agreement and the relationship among the parties shall be construed and determined according to the laws of the Province of Alberta and the courts of the Province of Alberta shall have exclusive jurisdiction with respect to any matters or things arising directly or indirectly related to this agreement.

3.     JOINT VENTURE

  a)
  The parties hereto agree to join together to conduct the joint venture through the analysis of the Data, generation of Prospects, acquisition of Lands, expenditures of monies and the earning of interests as hereinafter provided.

  b)
  It is the intention of the parties to work together and jointly evaluate and develop potential Prospects within the Joint Venture Area.

  c)
  On or before, January 28, 2004, JED shall undertake to advance as prepayment of costs, to the account of Enterra, a cash consideration in the amount of $17 million dollars ($17,000,000.00) ("cash consideration") as capital to jointly evaluate potential Prospects within the Joint Venture Area. It is the intention of the parties that the cash consideration shall be expended by ENTERRA on behalf of JED to explore and develop the Joint Venture Area during the period from the Effective Date through to December 31, 2004 (the "Joint Venture Period"), or such other time the parties mutually agree to.

  d)
  Within the Joint Venture Area, both parties agree to the following:

  (i)
  the production and Cash Flow forecast as detailed in the summary report prepared by Gilbert Luastsen Jung Associates Ltd., entitled "NCE Petrofund Corp., Reserves Determination and Economic Analysis, Disposition Properties Summary Volume, Effective October 1, 2003"("GLJ Report") shall be referenced as the production and Cash Flow profile for the joint venture period;

  (ii)
  should any Right of First Refusal ("ROFR") be properly exercised by any working interest owners within the Joint Venture Area, the GLJ Report Cash Flow profile shall be adjusted to exclude the lands that were removed from the exercise of the aforementioned ROFR;

  (iii)
  a valuation point will be established at each quarter ending period (being March 31, June 30, September 30, and December 31of any calendar year during the Joint Venture Period or any extension thereto agreed to by the parties), collectively called the "Valuation Point".

  e)
  The parties hereby agree that the interests of each party during the Joint Venture Period should be determined as follows:

  (i)
  at each Valuation Point during the Joint Venture Period, a determination of the expected Cash Flow ("Expected Cash Flow") from the properties will be prepared by replacing the forecasted oil and gas prices that was inherent in the GLJ Report with the average actual oil and gas prices Enterra received for the recently completed quarter ending at the Valuation Point;

  (ii)
  the actual Cash Flow ("Actual Cash Flow") will be the Cash Flow for the properties within the Joint Venture Area for the calendar quarter ending at the Valuation Point;

  (iii)
  the difference between the Actual Cash Flow and the Expected Cash Flow will be termed "Incremental Cash Flow";

  (iv)
  JED will be entitled to 70% of the Incremental Cash Flow and production volumes for each Valuation Point.

  (f)
  Upon the conclusion of the Joint Venture Period or at any earlier mutually agreed to date (referred to as "Conversion Date"), Enterra will undertake to assign to JED, a working interest in the Lands and Leases within the Joint Venture Area, that equates to 70% of the difference between:

    (i)
    value (based upon a 10% net present valuation) of total proved reserves based on the current independent engineering report at the Conversion Date for the Joint Venture Area; and

    (ii)
    value (based upon a 10% net present valuation) of total proved reserves as determined from the GLJ Report dated October 1, 2003.

          Divided by;

      value (based upon a 10% net present valuation) of the total proved reserves based on the current independent engineering report at the Conversion Date for the Joint Venture Area.

    The following formula will determine JED's working interest assignment in the Joint Venture Lands:

	W	= (X - Y) × .70 X
Where:	W	= JED's working interest in the Joint Venture Area;
	X	= value (based upon a 10% net present valuation) of total proved reserves based on the current independent engineering report at the Conversion Date;
	Y	= value (based upon a 10% of net present valuation) of total proved reserves as determined the GLJ Report dated October 31, 2003.

4.     EXPLORATION PROGRAM

  a)
  Either party may propose (the "Proposing Party") a Prospect within the Joint Venture Area to the other party (the "Non-proposing Party") by notice of such proposal to the other party with:

  (i)
  proper documentation including technical mapping, analysis, interpretations and information;

  (ii)
  identification of the geological zone or zones;

  (iii)
  the anticipated time of commencement and estimated duration of the proposal;

  (vi)
  the estimated costs of the proposal; and

  (v)
  such other information as may be necessary,

        (the "Prospect Proposal").

  b)
  Upon receipt of a Prospect Proposal the Non-proposing Party shall have ten (10) Business Days to elect to participate or not participate in the particular Prospect. Failure by a Non-proposing Party to elect within the ten (10) Business Day period shall be deemed to be an election not to participate in the Prospect Proposal. If a Non-proposing Party elects not to participate or is deemed to have elected not to participate in the particular Prospect and the Proposing Party may develop the particular Prospect, with or without other participants.

  c)
  If a party elects to participate in a Prospect Proposal and then fails to pay its participating interest share of the initial land acquisition or earning costs of the Prospect Proposal within ten (10) Business Days of the payment date such party shall forfeit any further right to participate in the Particular Prospect.

  d)
  A party that elects not to participate in a Prospect Proposal shall not acquire any interest in such Prospect until the date upon which all Leases acquired by the participating party within such Prospect, have terminated.

  e)
  A Prospect Proposal shall be effective for six (6) months from the date such Prospect Proposal is received by the Non-proposing Party. If the Proposing Party does not commence to develop the particular Prospect within a six (6) month period a new notice of such Prospect Proposal is required prior to commencement, unless the delay is consented to by the Non-proposing Party.

5.     LAND ACQUISITIONS

  a)
  Should the parties jointly agree to acquire additional Lands within the Joint Venture Area, then the parties shall acquire such Lands in the participating interests specified in clause 3, unless other participating interests are mutually agreed to.

  b)
  If any Lands become available for acquisition by Crown sale, and if one of the parties desires to acquire an interest in such Lands, the parties shall consult at least forty eight (48) hours prior to the sale date for the purpose of attempting to reach an agreeable bid price.

  c)
  If, after consultation between the parties, agreement is reached, the parties shall submit the bid. If the Lands are acquired, they shall be paid for, owned and held by the acquiring parties in accordance with clause 5(b).

  d)
  (i) If, after any consultation at which an agreed bid price is not reached by the parties, either party acquires the Lands at a price which differs by more than five (5) percent from the price it last proposed as the acquisition price, or if a party acquires the Lands without consulting with any other party or without disclosing the price it was prepared to pay for the acquisition, the acquiring party shall forthwith give notice to the other party setting forth the consideration paid. The interest so acquired shall be held by the acquiring party on behalf of both parties until the expiry of a ten (10) Business Day period from the time such notice is received by the other party.

    (ii)
    A party receiving the notice shall have the right for a period expiring ten (10) Business Days from the receipt of the said notice to elect to acquire its participating interest in the Lands so acquired by paying to the acquiring party its proportionate share of the acquisition costs.

    (iii)
    If this right is exercised, the Lands shall be held and owned by the parties in accordance with their participating interests specified in clause 5.

  e)
  (i) If any party acquires or proposes to acquire any Lands which become available for acquisition otherwise than by Crown sale, the acquiring party shall forthwith give written notice to the other party of the acquisition or proposed acquisition, setting forth the consideration paid, if any, and all other pertinent terms applicable thereto. The interest so acquired shall be held by the acquiring party on behalf of both parties until the expiry of a ten (10) Business Day period from the time such notice is received by the other party.

  (ii)
  Any party receiving the notice shall have the right, for a period of ten (10) Business Days, to elect to acquire its participating interest in the Lands so acquired by paying to the acquiring party its proportionate share of the acquisition price and other burdens and obligations incurred pursuant to the acquisition.

  (iii)
  If this right is exercised, the Lands shall be held and owned by the parties in accordance with the participating interests specified in clause 5.

  (iv)
  If the consideration stipulated in the notice for the Lands is one which cannot be matched in kind by the party receiving the notice, or if the Lands represent only part of the properties acquired pursuant to the transaction, the acquiring party shall set out in its notice a bona fide estimate of the value in cash of the said consideration for the Lands. In case of a dispute between the party receiving the notice and the acquiring party as to the reasonableness of the estimate, the matter shall be referred to arbitration under the provisions of the Arbitration Act of Alberta, which arbitration shall have regard to the market value of similar lands in the area where the Lands are situated, but the notice period shall not be extended by such referral for the dispute to arbitration. If the equivalent cash consideration determined by the arbitrator is lower than the estimate submitted by the acquiring party, the cash consideration determined by arbitration shall be the sale price for the Lands and the accounts of the acquiring party and the party receiving the notice shall be adjusted accordingly; if the equivalent cash consideration determined by the arbitrator is higher than the estimate submitted by the acquiring party, the estimate submitted by the acquiring party shall be the sale price for the Lands.

  (v)
  The provisions of this clause shall not apply in the following instances:

  A.
  an acquisition made by way of realization of security given by a third-party debtor; or

  B.
  an acquisition by the acquiring party from an affiliate, or in consequence of a merger or amalgamation of the acquiring party with an arm's length party.

  f)
  Upon acquisition of Lands by both the parties hereto, the Lands shall be subject to the terms of this agreement. If the Lands are not already subject to a Third Party Operating Agreement, the Operating procedure shall be deemed immediately to become effective to govern the relationship among the parties and to provide for the maintenance and operation of the

    Lands. Unless otherwise agreed to the Operator hereunder shall be JED as specified in clause 7, unless it does not acquire an interest in the Lands, in which event the party who has acquired an interest shall be Operator.

6.     JOINT VENTURE OBLIGATIONS

  a)
  In connection with the joint venture, JED shall:

  (i)
  provide 100% of the required funds for the development of the properties within the Joint Venture Area;

  (ii)
  diligently evaluate the Data and all related geophysical data, maps, subsurface data, petrophysical data and reserve data in a good and professional manner in order to identify Prospects;

  (iii)
  consult with and keep Enterra advised of all matters arising in connection with such evaluations which Enterra or JED considers important; and

  (iv)
  use all reasonable efforts to propose to Enterra only those Prospect Proposals that are viable and economically feasible.

  b)
  In connection with the joint venture, Enterra shall provide access to JED to all seismic data in Enterra's possession within one (1) mile of the Joint Venture Area outside boundary.

  c)
  JED shall be entitled to copies of the proprietary Data, at its sole cost, but shall not be entitled to copies of the Data that is trade or brokered seismic data. Notwithstanding the provisions of clause 9(b), JED shall keep the Data confidential from third parties.

7.     OPERATING PROCEDURE

  a)
  The terms of the Operating Procedure shall become effective as of the date hereof and shall apply to the operations conducted in respect of the Joint Venture Area. The parties shall be bound by the Operating Procedure provided, however, that if a Prospect is subject to a Third Party Operating Agreement, then such Third Party Operating Agreement shall apply between the parties in substitution of the Operating Procedure. If any term or condition of this agreement conflicts with any term or condition of a Third Party Operating Agreement, then such term or condition in this agreement shall prevail as between the parties.

  b)
  JED is hereby appointed, and accepts such appointment, as operator under the Operating Procedure, to carry out operations for the joint account thereunder on the Lands which become subject to the Operating Procedure

8.     CONFLICT OF INTEREST

        Both parties are engaged in and intend to continue in the oil and gas business and will divide their time between this joint venture and other oil and gas operations in which the parties will not have joint interests. The parties agree to use all reasonable efforts to avoid conflict of interest situations which could arise during the term of this agreement.

9.     CONFIDENTIAL INFORMATION

        Subject to the Operating Procedure, the parties shall keep confidential from third parties all information obtained in the course of or as a result of operations conducted hereunder, except information which the parties have expressly agreed between themselves to release or information which is available to the general public pursuant to the Regulations. Unless required by the Regulations, neither party shall disclose the name of the other party without such party's prior consent.

10.   NOTICES

  a)
  The provisions of Article XXII of the Operating Procedure shall apply in respect of all notices to be given hereunder.

  b)
  Any notice required under this agreement shall be in writing and shall be delivered by hand or sent by first class mail as follows:

          The initial addresses of the parties hereto shall be as follows:

ENTERRA ENERGY CORP. 2600, 500 - 4th Avenue SW Calgary, Alberta T2P 2V6	JED OIL INC. 2600, 500 - 4th Avenue SW Calgary, Alberta T2P 2V6
Attention: Land Department	Attention: Land Department
  b)
  Any notice shall be deemed to have been received:

  (i)
  if by hand; when actually received or if received after 4:00 p.m. or on any non-business day of the addressee, at 8:00 a.m. on the first business day of the addressee following delivery;

  (ii)
  if mailed, at 8:00 a.m. on the 2nd day following the mailing thereof.

11.   WARRANTY OF TITLE

        No party warrants any better title than it now holds by virtue of the Title Documents, but each party covenants that it has complied with the terms of the Title Documents to the extent necessary to keep them in force and that it has not encumbered the Title Documents or the Lands or made any agreement whereby any person, firm, partnership, or corporation other than the parties have acquired or may acquire a beneficial interest therein.

        Each of the parties hereto further represents that it has not received any notice of default in respect of the Title Documents.

12.   ENCUMBRANCES OF INTERESTS

  a)
  No party shall do or cause to be done any act, nor make or cause to be made any omission whereby the Title Documents become terminated, forfeited, or encumbered in any such way as to adversely affect the interests of the other parties during the term of this agreement.

  b)
  If the interest of any party in the said Lands is now or hereafter shall become encumbered by any royalty, excess royalty, production payment, carried interest, or other charge, other than the royalties, if any, as set forth under the terms of the Title Documents covering the Lands, the additional royalties, production payment, carried interest, or charge shall be charged to and paid by the party whose interest is or becomes thus encumbered.

13.   CONFIDENTIAL INFORMATION

        Notwithstanding Article XVIII of the Operating Procedure:

  a)
  All data and information acquired by the parties from any operations pursuant to this agreement or supplied by one party to any other pursuant to this agreement shall be for the sole and exclusive use and benefit of the parties unless the parties agree to the dissemination of that information or data or unless a party is required to give that information or data to any government agency, board, or commission or to any recognized association within the petroleum industry, of which it is a member, that engages in the exchange of that type of factual information or data.

  b)
  For greater certainty, upon the termination of this agreement, any relationship of a fiduciary nature among the parties that may have been created with respect to any information or data as described above shall also terminate.

14.   ASSIGNMENT PROCEDURE

        The Assignment Procedure will apply with respect to any assignment of an interest in this agreement and will supercede any conflicting clause in the Operating Procedure. Notwithstanding Clause 2.02 of the Assignment Procedure, no provision of the Assignment Procedure will be construed so as to make the assignee responsible for any obligation or liability which had arisen or accrued prior to the Transfer Date (as defined in the Assignment Procedure).

15.   LIMITATIONS OF ACTIONS

        The two year period for seeking a remedial order under section 3 (1)(a) of the Limitations Act, S.A. 1996 c.L.-15.1, as amended, for any claim (as defined in that Act) arising in connection with this agreement is extended to four (4) years.

16.   GOODS AND SERVICES

        The parties hereto agree that the Operator shall assume responsibility for the accounting for and filing of the Goods and Services Tax ("GST") returns pursuant to Section 273 of Bill C-62 with respect to the Lands. Should, however, either party choose to take its product share in kind, such party will be responsible for accounting for, filing, and submitting of the GST on its portion of the product share taken. Notwithstanding the foregoing, the Operator shall not be held individually liable for the collection and remittance of the GST but moreover the parties shall be liable jointly and severally for the GST.

17.   EFFECTIVE DATE AND TERM

        This agreement is effective from the Effective Date, and shall terminate on December 31, 2004, unless extended by mutual agreement of the parties, excepting:

    (i)
    clause 13; and

    (ii)
    the unexpired portion of the election periods for Prospect Proposals in accordance with clause 4, if any; and

    (iii)
    subclause 4 d).

        Notwithstanding the foregoing, any Prospects in which both parties participate under the provisions of this agreement shall remain subject to this agreement until the date upon which all Leases related thereto have terminated. However, clause 5 of this agreement shall continue to apply to each Prospect in which both parties participate only until the date that is two (2) years after the date of delivery of the last Prospect Proposal relating to such Prospect.

18.   COUNTERPART EXECUTION

        This agreement may be executed in counterpart, and all executed counterparts taken together shall constitute one agreement.

        IN WITNESS WHEREOF the parties have properly executed this agreement as of the date first above written.

ENTERRA ENERGY CORP.	JED OIL INC.
Per:	Per:
Per:	Per:

SCHEDULE "A"

        Attached to and forming part of a Joint Venture Agreement dated January 1, 2004 between Enterra Energy Corp. and JED Oil Inc.

Operating Procedure

and

Accounting Procedure

1990—CAPL OPERATING PROCEDURE

Clause 311	Insurance:		A X B
Clause 604	Marketing Fee:		A X B
Clause 903	Casing Point Election:		A X B
Clause 1004	Operator for Independent operations:		Replace with the following:
"OPERATOR FOR INDEPENDENT OPERATIONS:

Notwithstanding anything to the contrary contained in this Operating Procedure, if the Operator is a participating party, it shall carry out the operation for the account of the Participating parties; provided, if the Operator is not a participating party, the Participating parties shall, as and among themselves and in accordance with the Provisions of Clause 206, mutates mutandis, appoint an Operator for the operation. If the Operation is commenced prior to the time the Operator becomes a participating party (and it is specifically understood that nothing in this Clause shall restrict or prohibit the proposing party from actually commencing operations as provided in Clause 1003) the Operator, upon becoming a participating party, shall have the right to take over and carry out the operation for the participating parties."
Clause 1007	Penalty for Independent Operations:
	Development Wells	400%
	Exploratory Wells	500%
Clause 1010(a)(iv)	Title Preservation:	180 days
Clause 2202	Addresses for Notices:
	ENTERRA ENERGY CORP. 2600, 500 - 4th Avenue SW Calgary, Alberta T2P 2V6		JED OIL INC. 2600, 500 - 4th Avenue SW Calgary, Alberta T2P 2V6
Clause 2401	Disposition of Interests:	B
Clause 2404	Recognition upon Assignment:		Superceded by Assignment Procedure

PASC 1996 Accounting Procedure

1.		Operating Fund (Clause 105): proportionate share of 10%
2.		Approvals (Clause 110): Clause n/a; 2 or more owners totaling 65%
3.	Expenditure Limitations (Clause 112):	(a) excess of $n/a (c) excess of $10,000
4.		Labour (Clause 201 (a) (6)): Delete and replace as follows:

"Clause 201 (a) (6) Salaries and wages of the Operator's employees engaged in Production Engineering who are either temporarily or permanently assigned to and directly employed off-site in direct support of Joint Operations".
5.		Employee Benefits (Clause 202 (b)): 22.5%
6.		Services (Clause 207): replace "warehouse" with "Warehouse" throughout
7.		Camp and Housing (Clause 213 (b)): shall ☐ shall not ☒
8.		Warehouse Handling (Clause 216): 5%
9.		Allocation Options (Clause 221): n/a
10.	Overhead Rates (Clause 302):
	(a)	For each Exploration Project:
		5% of Cost
	(b)	For each Drilling Well: % OR		(c)	For Initial Construction: % OR
		(1)	3% of first $50,000		(1)	5% of first $50,000
		(2)	2% of next $100,000		(2)	3% of next $100,000
		(3)	1% of cost exceeding (1) and (2)		(3)	1% of cost exceeding (1) and (2)
	(d)	For Subsequent Construction Project:		(e)	For Operations and Maintenance: % OR
		(1)	5% of first $50,000		(1)	10% cost, and
		(2)	3% of next $100,000		(2)	$225 per producing well per month
		(3)	1% of cost exceeding (1) and (2)		(3)	$ flat rate per month
					Shall ☐ or shall not ☒
11.	Dispositions (Clause 406): $25,000
12.	Dispositions (Clause 406): replace "affiliates" with "Affiliates"
13.	Inventories (Clause 501 (b)): replace "warehouse" with "Warehouse"

SCHEDULE "B"

        Attached to and forming part of a Joint Venture Agreement dated January 1, 2004 between Enterra Energy Corp. and JED Oil Inc.

Map of Joint Venture Area

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FARM-IN/JOINT VENTURE AGREEMENT